UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2014

Intelligent Living Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54026	45-1498410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd, Suite 403

Miami, FL 33180

(Address of Principal Executive Offices) (Zip Code)

866.326.3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2014 the Company’s Board of Directors appointed Mark B. Lucky as the Company’s Chief Financial Officer.   Mr. Lucky is a certified public accountant and has more than 25 years professional experience working with start-ups, developmental stage and mature companies in a wide variety of industries.  Since March 2007 he served as the CFO for IceWeb Inc.  (OTCBB: IWEB).  From 2004 to 2005 he served as Vice President of Finance and Administration at Galt Associates, Inc., a Sterling, Virginia informatics/ technology and medical research services company and from 2001 to 2004 he was Vice President of Finance and Administration of MindShare Design, Inc., a San Francisco, California based internet technology company.

During his career Mr. Lucky has also been employed by Axys Pharmaceuticals, Inc., a NASDAQ-listed San Francisco, California-based early stage drug discovery biotech company, PriceWaterhouseCoopers, LLC, COMPASS Management and Leasing, Inc., Mindscape, Inc., The Walt Disney Company and KPMG.  Mr. Lucky formerly served as a member of the board of directors of VOIS Inc. and HASCO Medical, Inc.

Mr. Lucky received his B.A., Economics, from the University of California at Los Angeles.

Section 9- Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 6, 2014	Intelligent Living Inc.

	By	: /s/Victoria Rudman
Name: Victoria Rudman Title: Chief Executive Officer